EXHIBIT 23.(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Post-Effective Amendment No. 4 under the Securities Act of 1933 to the registration statement on Form S-1 ("Registration Statement") of our report dated March 23, 2007 relating to the financial statements of PHL Variable Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 20, 2007